Exhibit 10.13

SINDA LTD.
EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of ________, 2026 (the “Effective Date”), between SINDA LTD., a Delaware corporation (the “Company”), and Luis Barreto (“Executive”).

WHEREAS, Executive and the Company previously entered into that certain Consulting Agreement dated January 18, 2026 (the “Consulting Agreement”);

WHEREAS, the Company desires to now employ Executive on the terms and subject to the conditions set forth herein;

WHEREAS, the Consulting Agreement will end as of the Effective Date of this Agreement;

WHEREAS, the Company and its subsidiary and affiliated companies (collectively, the “Sinda Group”) through the Company’s Mexican subsidiary, SNDA EXPLORACION, S. DE R.L. DE C.V. (“SINDA Mexico”), intend to build a silver and gold mine and processing facility in Guanajuato, Mexico (the “Facility”);

WHEREAS, Executive desires to be employed by the Company and use Executive’s expertise for the benefit of the Company and/or the Sinda Group on the terms set forth herein;

WHEREAS, Executive has been appointed as the Chief Financial Officer of the Company and shall serve as the Company’s Chief Financial Officer pursuant to the terms of this Agreement effective as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, together with other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.  SERVICES AND DUTIES.

(a)  Position and Reporting; Location. Subject to Section 2 hereof, Executive shall, pursuant to the terms of this Agreement, be employed by the Company as Chief Financial Officer and shall report directly to Company’s Chief Executive Officer (“CEO”) and/or Executive Chairman or such other officer as designated by the Board of Directors of the Company (the “Board”) or the CEO. The principal location of Executive’s employment with the Company shall be at Executive’s residence, although Executive understands and agrees that Executive will be expected to make regular site visits to the Facility and to the offices of Sinda Mexico located in San Miguel de Allende, Guanajuato, Mexico, and may be required to travel to other locations for business purposes as the Company may reasonably require.

(b)  Duties and Responsibilities. During the term of Executive’s employment with the Company pursuant to this Agreement, Executive shall be a full-time employee of the Company. Executive shall have such duties, responsibilities and authority as are normally associated with Executive’s position, together with such additional duties, commensurate with Executive’s position, as may be assigned to Executive from time to time by the CEO and/or Executive Chairman. Executive shall perform such duties faithfully and to the best of Executive’s ability, and in compliance with all of the Company’s policies, as such policies may be amended from time to time in the sole discretion of the Company, as applicable. Executive shall devote substantially all of Executive’s business time and best efforts to the performance of Executive’s duties for the Company and shall not engage in any other business, profession or occupation for compensation that is undisclosed to the Company or conflicts with Executive’s duties under this Agreement. Notwithstanding the foregoing, nothing herein shall prohibit Executive from (i) participating in trade associations or industry organizations which are related to the business of the Sinda Group or engaging in activities for charitable, civic or political organizations (including serving as a member of the board of such organization), (ii) engaging in personal investment activities for Executive and Executive’s family that do not give rise to any conflicts of interest with the Sinda Group, (iii) subject to the prior approval of the Executive Chairman or the Board, which shall not be unreasonably withheld, serving as a member of the board of directors of any for-profit entity that does not give rise to any conflict of interests with the Sinda Group, or (iii) continue to perform its role as co-founder and president of MegaFlux Inc., in each case, so long as the activities in (i), (ii), (iii) and (iv) above do not interfere, individually or in the aggregate, with the performance of Executive’s duties hereunder and do not materially breach Section 6 hereof.

2.  TERM. Executive’s employment under the terms and conditions of this Agreement shall commence on the Effective Date and shall continue until terminated in accordance with the terms and conditions of Section 5 of this Agreement. Executive shall, at all times during Executive’s employment with the Company, be an at-will employee of the Company. Subject to Section 5, either Executive or the Company may terminate the employment relationship at any time for any or no reason.

3.  COMPENSATION. During the term of this Agreement, Executive shall be eligible to receive the following compensation.

(a)  Base Salary. The Company shall pay Executive a base salary in the amount of $425,000 per annum (the “Base Salary”), payable in accordance with the Company’s usual and regular payroll practices, as in effect from time to time.

(b)  Annual Bonus. For each calendar year during the term of this Agreement, Executive shall be eligible for a performance-based cash bonus (the “Annual Bonus”), with a target of 75% of Executive’s Base Salary (the “Target Bonus”) and calculated by the Company in its sole and absolute discretion considering the performance of the Company and Executive according to criteria established by the Company. For the 2026 calendar year, the Annual Bonus shall be calculated with reference to the total salary paid to Executive (plus the total base consulting fees paid to Executive’s affiliate under the Consulting Agreement) during the year. The Annual Bonus will be payable in the form of a lump sum cash payment no later than March 15th of the calendar year that immediately follows the calendar year to which the bonus relates (such payment date being, the “Bonus Payment Date”). In order for Executive to be eligible to receive any bonus pursuant to this Section 3(b), and except as provided in Sections 5(a) and (b), Executive must remain continuously employed by the Company on December 31st of the calendar year in which Annual Bonus relates and not experience a termination of employment by the Company for Cause (as defined below) prior to the Bonus Payment Date.

(c)  Annual Equity Incentive Compensation Awards. At least annually during Executive’s employment beginning in 2026 and beyond, the Board (or the applicable committee thereof) shall consider Executive for a grant of equity incentive awards at a level commensurate with Executive’s position (as determined by the Board (or the applicable committee thereof)) (such annual equity incentive awards, together with any other grant of equity incentive award made to Executive, the “Equity Awards”). Any Equity Awards will be granted pursuant to the Company’s 2020 Amended and Restated Long Term Incentive Plan (as may be amended or amended and restated from time to time) or any successor plan thereto (any such plan, the “Equity Plan”).

(d)  IPO Equity Award. Immediately following the closing of the Company’s initial public offering (the “IPO”), Executive will receive a grant of equity awards, which will consist of (i) stock options to purchase a number of shares of Company common stock equal to $2,500,000 divided by the IPO price multiplied by 2.0 and (ii) restricted stock units (or restricted stock) covering a number of shares of Company common stock equal to $2,500,000 divided by the IPO price (in each case rounded up to the nearest whole share) (collectively, the “IPO Equity Awards”). The IPO Equity Awards shall be granted on the date of closing of the IPO, and subject to the terms of the Equity Plan and the applicable form of award agreement. The IPO Equity Awards will vest in equal tranches on each of the first four anniversaries of the grant date, subject to Executive’s Continuous Service (as defined in the Equity Plan) with the Company or any Subsidiary on each such date. For the avoidance of doubt, the IPO Equity Awards shall count toward and fully satisfy the annual equity incentive consideration contemplated under Section 3(c) hereof for the year in which the IPO occurs.

(e)  Withholding. All taxable compensation payable to Executive pursuant to this Agreement shall be subject to any applicable withholding taxes and such other taxes as are required under Federal law or the law of any state or governmental body to be collected with respect to compensation paid by the Company to Executive.

4.  BENEFITS. During the term of this Agreement, Executive shall be eligible to receive the following benefits.

(a)  Benefits. Executive (and, to the extent eligible, Executive’s dependents and beneficiaries) will be eligible to participate in all benefit plans made available by the Company to its similarly-situated employees, as in effect from time to time, currently including the Company’s health, dental care and vision care plans, pursuant to the terms of such plans as in effect from time to time.

(b)  Paid Time Off. Executive shall be eligible to participate in the paid time off policy generally applicable to the Company’s senior executive officers, as may be amended from time to time, with a minimum eligibility of four (4) weeks of vacation per year.

(c)  Reimbursement of Expenses. The Company shall reimburse Executive for any expenses reasonably and necessarily incurred by Executive in furtherance of Executive’s duties hereunder, including travel, meals and accommodations, upon submission by Executive of vouchers or receipts and in compliance with such rules and policies relating thereto as the Company may from time to time adopt.

5.  TERMINATION. Executive’s employment with the Company will terminate at the earliest to occur of the following: (i) the date on which the Company provides notice to Executive of termination for “Disability” (as defined below); (ii) the date of Executive’s death; (iii) if Executive’s employment is terminated by the Company for “Cause” (as defined below) or by Executive with “Good Reason” (each as defined below), the date any applicable cure period expires without the event being cured and, if there is no applicable cure period, the date on which the Company or Executive, as applicable, provides notice to the other party of such termination; (iv) the date which is thirty (30) days following the date on which the Company provides notice to Executive of termination without Cause (or such shorter period as the Company may determine in its sole discretion, subject to applicable law); or (v) the date which is thirty (30) days following the date on which Executive provides notice to the Company of Executive’s termination of employment without Good Reason. If the Company or Executive gives notice to terminate employment, the Company may in the notice period, in its absolute discretion and subject to the Company continuing to pay or provide, as applicable, all payments and benefits under Section 3, require Executive (i) to perform only such duties as it may allocate to Executive; (ii) to refrain from having any contact with suppliers or employees of the Company; and (iii) to refrain from attending any premises of the Company. Executive agrees that during the notice period the Company may appoint another person to perform Executive’s responsibilities jointly and require Executive to provide such transitional services as may be reasonably required and that such action shall not constitute grounds for Executive to resign for Good Reason.

(a)  For Cause Termination or Voluntary Resignation by Executive Without Good Reason. If Executive’s employment with the Company is terminated by the Company for Cause or if Executive voluntarily resigns Executive’s employment without Good Reason, Executive shall not be entitled to any further compensation or benefits other than, in each case if applicable as of the date of termination: (i) any accrued but unpaid Base Salary (payable in accordance with applicable law); (ii) reimbursement for any business expenses properly incurred by Executive prior to the date of termination of employment in accordance with Section 4(c) hereof, payable on the Company’s first regularly scheduled payroll date which occurs at least ten (10) days after the date of termination; (iii) vested health and welfare benefits, if any, to which Executive may be entitled under the Company’s employee benefit plans described in Section 4(a) hereof as of the date of termination; (iv) accrued but unused paid time off as described in Section 4(b); and (v) with respect to a resignation without Good Reason, an amount in cash equal to any earned Annual Bonus payable to Executive in respect of any previously completed calendar year in accordance with Section 3(b) but unpaid as of the date of termination, payable on the same date on which annual bonuses are paid to similarly situated employees of the Company generally in respect of such year (collectively, the “Accrued Benefits”). For the avoidance of doubt, any Equity Awards shall be treated as provided in the applicable Equity Plan and award agreement governing such awards.

(b)  Termination by the Company without Cause or by Executive for Good Reason and not in Connection with a Change of Control; or Disability. In the event that Executive’s employment is terminated by the Company without Cause or Executive resigns for Good Reason, in each case, at any time other than during the CIC Protective Period (as defined below) or as a result of Executive’s Disability, then Executive will be entitled to receive the Accrued Benefits, and if (x) Executive timely executes a release of claims in a form provided by the Company (the “Release”), and the applicable revocation period with respect to the Release expires following the date of termination and (y) Executive does not breach the restrictive covenants set forth in Section 6 hereof, then Executive will receive the following:

(i)  a lump sum cash payment equal to (x) the Non-CIC Severance Multiple (as defined below) multiplied by (y) the sum of (A) Executive’s Base Salary and (B) Target Bonus, in each case, as then in effect on the date of Executive’s separation from service, which shall be paid within ten (10) business days following the date the Release becomes effective and irrevocable;

(ii)  in the event that Executive timely and properly elects coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), reimbursement for the monthly premiums under COBRA at the rate the Company then-currently pays on Executive’s behalf for coverage under the Company’s group healthcare plans through the earliest of (x) the date that the Company has reimbursed premiums for COBRA coverage for twelve (12) months, (y) the date when Executive become eligible to receive healthcare coverage in connection with new employment (and Executive agrees to notify the Company immediately if Executive becomes eligible for any healthcare coverage through other employment), and (z) the date that Executive is no longer eligible for COBRA coverage; provided that the Company may modify the continuation coverage contemplated by this Section 5(b)(ii) to the extent reasonably necessary to avoid the imposition of any excise taxes on the Company for failure to comply with the nondiscrimination requirements of Section 105(h) of the Internal Revenue Code of 1986, as amended (the “Code”); the Patient Protection and Affordable Care Act of 2010, as amended; and/or the Health Care and Education Reconciliation Act of 2010, as amended, and in each case, the regulations and guidance promulgated thereunder (to the extent applicable); and

(iii)  the following treatment with respect to any then-outstanding and unvested Equity Awards held by Executive: (A) vesting of any time-based Equity Awards (or portions thereof) that is scheduled to vest during the twelve (12)-month period immediately following Executive’s employment termination date and (B) any performance-based Equity Awards shall be treated in accordance with the applicable award agreement governing such awards.

(c)  Termination by the Company without Cause or by Executive for Good Reason in Connection with a Change of Control. If, during the six (6)-month period immediately prior to (or otherwise in connection with or in anticipation of a Change of Control (as defined below)), on or during the twenty-four (24)-month period immediately following, a Change of Control (such period, the “CIC Protective Period”), then Executive will be entitled to receive the Accrued Benefits, and if (x) Executive timely executes the Release and (y) Executive does not breach the restrictive covenants set forth in Section 6 hereof, then Executive will receive the following severance benefits from the Company in lieu of the benefits described in Section 5(b) above:

(i)  a lump sum cash payment equal to (x) the CIC Severance Multiple (as defined below) multiplied by (y) the sum of (A) Executive’s Base Salary and (B) Target Bonus, in each case, as then in effect on the date of Executive’s separation from service, which shall be paid within ten (10) business days following the date the Release becomes effective and irrevocable;

(ii)  a pro-rated Target Bonus for the year in which Executive terminates employment (with the pro-ration determined based on the number of days of Executive’s employment with the Company during the year of termination) (the “Pro-Rated Target Bonus”), payable within ten (10) business days following the date the Release becomes effective and irrevocable;

(iii)  in the event that Executive timely and properly elects coverage under the COBRA, reimbursement for the monthly premiums under COBRA at the rate the Company then-currently pays on Executive’s behalf for coverage under the Company’s group healthcare plans through the earliest of (x) the date that the Company has reimbursed premiums for COBRA coverage for eighteen (18) months, (y) the date when Executive become eligible to receive healthcare coverage in connection with new employment (and Executive agrees to notify the Company immediately if Executive becomes eligible for any healthcare coverage through other employment), and (z) the date that Executive is no longer eligible for COBRA coverage; provided that the Company may modify the continuation coverage contemplated by this Section 4(e)(iii) to the extent reasonably necessary to avoid the imposition of any excise taxes on the Company for failure to comply with the nondiscrimination requirements of Section 105(h) of the Code; the Patient Protection and Affordable Care Act of 2010, as amended; and/or the Health Care and Education Reconciliation Act of 2010, as amended, and in each case, the regulations and guidance promulgated thereunder (to the extent applicable); and

(iv)  the following treatment with respect to any then-outstanding and unvested Equity Awards held by Executive: (A) all unvested time-based Equity Awards held by Executive will immediately vest and (B) any performance-based Equity Awards shall be treated in accordance with the applicable award agreement governing such awards.

(d)  Termination due to Death. In the event that Executive’s employment is terminated by the Company as a result of Executive’s Death, then Executive will be entitled to receive the Accrued Benefits and the Pro-Rated Target Bonus (payable within thirty (30) days of the Executive’s death).

(e)  Definitions. For purposes of this Agreement:

“Cause” shall mean and be limited to the following (in each case, other than due to death or Disability): (i) Executive materially breaches this Agreement or any other material agreement between Executive and any member of the Sinda Group or a material breach of any confidentiality, non-solicitation, non-competition, non-disparagement or other restrictive covenant by which Executive is bound; (ii) Executive commits an act or omission constituting gross negligence, willful misconduct, dishonesty, embezzlement or fraud in the performance of the Executive’s duties for the Company or other applicable member of the Sinda Group or other materially dishonest or unlawful conduct that would be reasonably expected to impair or injure the reputation of the Company or any other member of the Sinda Group; (iii) Executive’s conviction of, or entry by Executive of a plea of guilty or no contest to, any felony, or crime involving fraud, dishonesty, or moral turpitude, or crime relating to the Sinda Group; (iv) Executive has materially violated the Company’s or any applicable member of the Sinda Group’s written policies or codes of conduct, rules or regulations, including policies related to workplace violence and abusive conduct, discrimination, harassment (sexual or otherwise), retaliation and the performance of illegal or unethical activities; or (v) Executive’s use or abuse of any substance has materially adversely affected Executive’s performance of his or her job duties or the Sinda Group’s business or reputation.

“Change of Control” means the consummation of (i) any merger or consolidation of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than a majority of the aggregate voting power represented by the issued and outstanding voting securities in the surviving entity immediately after such consolidation, merger or reorganization; (ii) any transaction or series of related transactions in which a person or group of persons acting together which would constitute a “group” for purposes of Section 13(d) of the United States Securities Exchange Act of 1934, as amended, or any successor provisions thereto acquires greater than a majority of the aggregate ordinary voting power represented by the issued and outstanding voting securities of the Company; or (iii) a sale or other disposition of all or substantially all of the assets of the Company; provided that in no event will a Change of Control include any of the following transactions: (A) any consolidation, merger or similar transaction effected exclusively to change the domicile of the Company; (B) any transaction or series of transactions in which voting securities of the Company are issued principally for bona fide financing purposes or any indebtedness or equity securities of the Company are canceled or converted or a combination thereof, including, without limitation, an initial public offering or other offering of the Company’s capital stock; (C) any acquisition of such voting power by an individual or entity that, directly or indirectly, Controls, is Controlled by, or is under Common Control with, the Company; or (D) any transaction where a majority of the aggregate voting power represented by the issued and outstanding voting securities of the Company, the surviving parent entity or the entity to which all or substantially all of the Company’s assets are transferred in the transaction or series of transactions is Controlled directly or indirectly by one or more Kaplan Parties. The transfer of equity interests or assets of the Company in connection with a bankruptcy filing by or against the Company under Title 11 of the United States Code will not be considered to be a “Change of Control” for purposes of this Agreement. Notwithstanding the foregoing, for purposes of any Equity Award that constitutes “deferred compensation” (within the meaning of Section 409A of the Code), the payment of which would be accelerated or required upon a Change of Control, a transaction will not be deemed a Change of Control unless the transaction qualifies as “a change in control event” (or similar term) within the meaning of Section 409A of the Code and the regulations thereunder.

“CIC Severance Multiple” means 2.0.

“Confidential Information” means any information or data, in whatever form (tangible or intangible), related to the Sinda Group’s business that Executive acquires or gains access to in the course of Executive’s employment with the Company or applicable member of the Sinda Group that the Company or applicable member of the Sinda Group has not authorized public disclosure of, and that is not readily available to the public or persons outside the Sinda Group through proper means. By way of example and not limitation, Confidential Information is understood to include: (i) geological, geophysical, geochemical, metallurgical, environmental, and hydrogeological data, including drill results, assays, sampling data, core logs, maps, models, interpretations, and technical reports (whether preliminary or final); (ii) information relating to mineral properties, exploration targets, mineral resources or reserves, mine planning, development strategies, production processes, and operational methods; (iii) business, financial, and commercial information, including budgets, forecasts, financing plans, capital structure, valuations, acquisition or divestiture opportunities, joint venture terms, royalty arrangements, and marketing strategies; (iv) information relating to permitting, regulatory filings, environmental compliance, land tenure, surface or mineral rights, Indigenous or community relations, and negotiations with governments or regulatory authorities; (v) information relating to the Sinda Group’s affiliates, officers, directors, employees, consultants, and contractors, suppliers, including compensation arrangements and organizational information; (vi) trade secrets, proprietary know-how, methodologies, software, technical processes, and data compilations developed or used by the Sinda Group; and (vii) any other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which such information is known or used. Something is not acquired through proper means if acquired through theft, bribery, misrepresentation, breach or inducement of a breach of a duty to maintain secrecy by contract or otherwise, or espionage through electronic or other means.

“Control” (including its correlative meanings, the terms “Controlling,” “Controlled by” and “under Common Control with”) means, with respect to any person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the beneficial ownership of voting securities, by contract or otherwise.

“Disability” means, as determined by the Company in good faith, Executive is unable, due to physical or mental incapacity, to perform Executive’s duties under this Agreement for a period of either (A) 90 consecutive days or (B) 180 days in any 365 day period or as determined pursuant to the terms of the long-term disability plan maintained by the Company.

“Good Reason” means the occurrence, without the express prior written consent of Executive, of any of the following circumstances: (i) any material reduction in the Executive’s Base Salary; (ii) the relocation of Executive’s principal office at the Company to a location outside a fifty (50)-kilometers or thirty (30)-mile radius from Executive’s present principal office location with the Company and the Executive is required to report to such new location on a regular basis; (iii) Executive is assigned duties or responsibilities that are materially and significantly reduced with respect to the scope or nature of Executive’s duties and/or responsibilities immediately prior to such assignment; or (iv) any material breach by the Company of this Agreement. Notwithstanding the foregoing, in no event will the occurrence of any such condition constitute Good Reason unless (1) Executive provides notice to the Company of the existence of the condition giving rise to Good Reason within thirty (30) days following Executive’s knowledge of its existence, (2) the Company fails to cure such condition within thirty (30) days following the date of such notice and (3) Executive terminates her employment with the Company within fifteen (15) days of the earlier to occur of (x) the lapse of the cure period and (y) receipt of written notice of the Company’s intent not to cure.

“Kaplan Party” means (i) Thomas S. Kaplan or Daphne Recanati Kaplan; (ii) any spouse, parent, sibling or descendant (including by adoption) of either of the persons referred to in clause (i) above; (iii) any trust created for the benefit of any of the persons described in clauses (i) or (ii) above or any trust for the benefit of such trust; or (iv) any person Controlled by one or more of the persons referred to in clauses (i), (ii) or (iii) above.

“Look Back Period” means the last two (2) years of Executive’s employment or such shorter period of time as Executive was actually employed or engaged to provide personal services to the Company or other member of the Sinda Group.

“Non-CIC Severance Multiple” means 1.0.

“Subsidiary” means a corporation that is a subsidiary corporation with respect to the Company within the meaning of Section 424(f) of the Code.

“Territory” means: those states and counties in which the Company or other member of the Sinda Group are engaged in mining, milling or refining operations (including state and state-equivalents and county and county-equivalents therein) at the time Executive’s employment ends and in which the Executive provided services or had oversight responsibilities on behalf of the Control Group, or about which Executive was provided access to Confidential Information during the Look Back Period.

(f)  Resignation as Officer or Director. Upon termination of employment for any reason, unless requested otherwise by the Company, Executive shall resign each position (if any) that Executive then holds as an officer or director of the Company or other applicable member of the Sinda Group. Executive’s execution of this Agreement shall be deemed the grant by Executive to the officers of the Company or other applicable member of the Sinda Group of a limited power of attorney to sign in Executive’s name and on Executive’s behalf any such documentation as may be required to be executed solely for the limited purposes of effectuating such resignations.

(g)  Section 409A. It is intended that (i) each installment of the payments provided under this Agreement is a separate “payment” for purposes of Section 409A of the Code, and (ii) the payments satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Code provided under Treasury Regulations 1.409A-1(b)(4), 1.409A-1(b)(9)(iii), and 1.409A-1(b)(9)(v). Notwithstanding anything contained to the contrary in this Agreement, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, Executive shall not be considered to have terminated employment with the Company for purposes of this Agreement and no payments shall be due to Executive under Section 5 hereof until Executive would be considered to have incurred a “separation from service” (as such term is defined under Treasury Regulation 1.409A-1(h)). Notwithstanding anything to the contrary in this Agreement, if the Company determines (1) that on the date Executive’s employment with the Company terminates or at such other time that the Company determines to be relevant, Executive is a “specified employee” (as such term is defined under Treasury Regulation 1.409A-1(i)(1)) of the Company and (2) that any payments to be provided to Executive pursuant to this Agreement are or may become subject to the additional tax under Section 409A(a)(1)(B) of the Code or any other taxes or penalties imposed under Section 409A of the Code, if provided at the time otherwise required under this Agreement, then such payments shall be delayed until the date that is six (6) months after the date of Executive’s “separation from service” (as such term is defined under Treasury Regulation 1.409A-1(h)) with the Company, or, if earlier, the date of Executive’s death. Any payments delayed pursuant to this Section 5(f) shall be made in a lump sum on the first day of the seventh (7th) month following Executive’s “separation from service” (as such term is defined under Treasury Regulation 1.409A-1(h)), or, if earlier, the date of Executive’s death. In addition, to the extent that any expenses, reimbursement, fringe benefit or other, similar plan or arrangement in which Executive participates during the term of Executive’s employment under this Agreement (including any reimbursements under Section 4(c) hereof) or thereafter provides for a “deferral of compensation” within the meaning of Section 409A, then such amount shall be reimbursed in accordance with Section 1.409A-3(i)(1)(iv) of the Treasury Regulations, including (i) the amount eligible for reimbursement or payment under such plan or arrangement in one calendar year may not affect the amount eligible for reimbursement or payment in any other calendar year (except that a plan providing medical or health benefits may impose a generally applicable limit on the amount that may be reimbursed or paid), (ii) subject to any shorter time periods provided herein or the applicable plans or arrangements, any reimbursement or payment of an expense under such plan or arrangement must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred, and (iii) the right to any reimbursement or in-kind benefit is not subject to liquidation or exchange for another benefit.

6.  EXECUTIVE COVENANTS. Executive understands the Sinda Group has developed, and is continuing to develop, substantial relationships with actual and prospective officers, directors, employees, consultants, agents, customers, referral sources, vendors, suppliers, investors and equity and financing sources, goodwill, and confidential and proprietary business information and trade secrets, which the Sinda Group has the right to protect in order to safeguard its legitimate business interests. Any misappropriation of such relationships or goodwill, or any improper disclosure or use of the Sinda Group’s Confidential Information would be highly detrimental to its business interests in that serious and substantial loss of business and pecuniary damages would result therefrom. Executive also acknowledges and recognizes that an important purpose of this Agreement is to align the interests of Executive with those of the Company’s stockholders and to ensure that Executive does not engage in activity detrimental to the interests of the Company’s stockholders if Executive is going to be allowed the opportunity to participate in the financial rewards that result from this Agreement. In addition, Executive acknowledges that an ancillary purpose consistent with protecting the interests of the stockholders arises with respect to Executive because during the period of Executive’s employment with the Company or any applicable member of the Sinda Group, Executive shall have access to the Sinda Group’s Confidential Information and will meet and develop such relationships and goodwill. Executive accordingly agrees to comply with the provisions of this Section 6 as a condition of employment with the Company and the compensation and benefits provided for in this Agreement. Executive acknowledges and agrees not to contest or dispute the Company’s or other applicable member of the Sinda Group’s position that the prohibition of unfair competition provided for in this Section 6 is inextricably connected to and part of the Sinda Group’s governance of its internal affairs and relates directly to the interests of the Company’s stockholders. Nothing contained in this Section 6 shall limit any common law or statutory obligation that Executive may have to the Company or any member of the Sinda Group. For purposes of this Section 6, the “Sinda Group” also refers to any entity which becomes Executive’s employer as a result of any reorganization or restructuring of the Company for any reason. The Company shall be entitled, in connection with its tax planning or other reasons, to terminate Executive’s employment (which termination shall not be considered a termination for any purposes of this Agreement or otherwise) in connection with an invitation from another member of the Sinda Group to accept employment with such other member of the Sinda Group in which case the terms and conditions hereof shall apply to Executive’s employment relationship with such entity mutatis mutandis.

(a)  Avoidance of Competition and Other Detrimental Acts During Engagement. Executive agrees that during the period of Executive’s employment with the Company or other member of the Sinda Group, Executive will comply with each of the following restrictions and obligations:

(i)  Executive will comply at all times with Executive’s duty of loyalty to the Sinda Group as an employee or agent of the Company or other applicable member of the Sinda Group placed in a position of special trust and confidence. This duty shall be understood to include, but not be limited to, (1) an obligation not to engage or participate in the business of a Competing Business (as defined below in Section 6(b)), or become employed with a Competing Business as an employee, owner, member, partner, consultant, director, or otherwise, without the express written consent of the Company or applicable member of the Sinda Group, provided that nothing herein prohibits the passive ownership of up to five percent (5%) of the issued and outstanding shares of any corporation or entity publicly traded on a national securities exchange, so long as Executive has no active participation in the business of such corporation or entity, (2) an obligation not to interfere with or otherwise knowingly cause harm to the Sinda Group’s ongoing or prospective business relationship with a Sinda Group employee, consultant, or individual providing services as an independent contractor, or a supplier, distributor, vendor, customer, or other person or entity that does business with the Sinda Group or that the Sinda Group has a reasonable expectation of doing business with, and (3) an obligation to inform the Sinda Group of business opportunities that fall within the Sinda Group’s line of business and not pursue them for personal gain separate from the Sinda Group without the Company’s or applicable member of the Sinda Group’s express written consent in advance, or otherwise participate in any conduct or relationship that creates a conflict of interest in violation of Sinda Group policies; and

(ii)  Executive will not knowingly participate in or pursue activities that harm the value of the Sinda Group’s Intellectual Property and will honor all agreements with the Sinda Group concerning the ownership and protection of Intellectual Property.

(b)  Non-competition. Executive agrees that during the period of Executive’s employment with the Company or other member of the Sinda Group and for the one (1) year period immediately following the termination of such employment for any reason or for no reason, Executive shall not, directly or indirectly, serve in an executive or management level role with, or provide business, strategic, sales, financial, operational or technical advice or services, to the extent that Executive provided such advice or services at any time during Executive’s employment with the Company or other member of the Sinda Group, to any business that is a Competing Business. For purposes of this Section 6, “Competing Business” means a business (which shall include any sole proprietorship, partnership, limited partnership, limited liability partnership, limited liability company, corporation or other for-profit or not-for-profit business organization) engaged in the business of mining, milling, refining and selling silver (the “Business”) in the Territory. Notwithstanding the foregoing, this Section 6(b) shall not apply to the performance of services for any enterprise to the extent such services are restricted solely to one or more distinct portions of the operations and businesses of such entity and such distinct portions are not engaged in the Business, and Executive does not have any discussions with, or participate in, the governance, strategy, development, management or operations of such business segments that engage in the Business.

(c)  Solicitation of Employees, Customers, Referral Sources, Vendors, Etc. Executive agrees that during the period of Executive’s employment with the Company or other member of the Sinda Group, and for the one (1) year period immediately following the date of termination of such employment for any reason, Executive shall not, directly or indirectly, jointly or individually, on Executive’s own behalf or on behalf of or in assistance to any individual, person or entity:

(i)  (x) solicit, or attempt to solicit, any “Covered Employee” (as defined below) for employment or service with any entity other than those entities comprising the Sinda Group; or (y) recruit or facilitate the hire, or attempt to recruit or facilitate the hire, of any Covered Employee; or

(ii)  (x) solicit business from any “Covered Person” (as defined below) in connection with, on behalf of or for the benefit of a Competing Business; or (y) otherwise induce or encourage any Covered Person to terminate, change, or reduce his, her, or its relationship with the Sinda Group or any of its successors or assigns for any reason.

Notwithstanding the foregoing, a general advertisement or solicitation for employment that is not targeted and that does not have the effect of being targeted to any Covered Employee or Covered Person shall not, by itself, be deemed to be a violation of the restrictions on solicitation contained in this Section 6(c). For purposes of this Section 6(c), “Covered Employee” shall mean any officer, director, employee, or agent who is employed by the Sinda Group or any of its successors or assigns or was so employed or engaged at any time during the twelve (12) months prior to Executive’s termination of employment with whom Executive had contact or about whom Executive learned Confidential Information; provided, however, that any such individual who has ceased to be employed by or engaged with the Sinda Group for a period of at least six (6) months shall no longer be deemed a Covered Employee. “Covered Person” shall mean any: (i) customers of the Sinda Group or any of its successors or assigns with whom or which Executive had actual contact, or whose accounts Executive managed or worked on, or for whom or which Executive used or developed Confidential Information; and (ii) referral sources, vendors, suppliers, investors, equity or financing sources, or consultants of the Sinda Group or any of its successors or assigns.

(d)  Non-Disparagement. Executive agrees that during the period of Executive’s employment with the Company or other member of the Sinda Group, and any time thereafter, Executive will not make or issue, or procure any third-party to make or issue, any written or oral statement or press release to any third party (including, but not limited to, any current or former officer, director, manager, member, employee or other service provider of the Sinda Group) that is disparaging of, or defamatory, libelous or slanderous of the Sinda Group. The obligations of Executive under this Section 6(d) shall not apply to “Protected Conduct” (as defined below in Section 6(e)(vi)(B)).

(e)  Confidentiality.

(i)  All books of account, records, systems, correspondence, documents, memoranda, manuals, email, electronic or magnetic recordings or data and any and all other data, or compilations of such data or information, in whatever form and any copies thereof, concerning or containing any reference to the works and business of the Sinda Group shall belong to the Company or applicable member of the Sinda Group and shall be given up to the Company or applicable member of the Sinda Group whenever the Company or applicable member of the Sinda Group requires Executive to do so, other than documents pertaining to Executive’s individual compensation (such as pay stubs and benefit plan booklets). Subject to Section 6(e)(vi), Executive agrees that Executive shall not at any time during the term of Executive’s employment with the Company or other member of the Sinda Group, or at any time thereafter, without the Board’s prior written consent, disclose to any individual, person or entity any Confidential Information, nor will Executive use, store, transmit, upload, copy, or download any Confidential Information, except as necessary in the performance of Executive’s duties for the Company or other member of the Sinda Group.

(ii)  Executive hereby confirms that all Confidential Information constitutes the Company’s or applicable member of the Sinda Group’s exclusive property, and that all of the restrictions on Executive’s activities contained in this Agreement and such other nondisclosure policies of the Sinda Group are required for the Sinda Group’s reasonable protection. Confidential Information shall not include any information that is (A) publicly available or has otherwise been disclosed to the public not in violation of this Agreement, (B) already known by Executive without any obligation of confidentiality to any member of the Sinda Group or a third party, (C) independently developed by Executive without any reference to, or use of, Confidential Information, or (D) subsequently disclosed to Executive by a third party who is legally entitled to disclose Confidential Information and such disclosure does not violate any obligation of confidentiality to any member of the Sinda Group. This confidentiality provision shall survive the termination of this Agreement and shall not be limited by any other confidentiality agreements entered into with any member of the Sinda Group. Notwithstanding the foregoing, the restrictions provided for in this Section 6(e) shall not be construed to prohibit the use of general knowledge and experience customarily relied upon in Executive’s trade or profession that is not specific to the particular business matters of the Sinda Group (such as its business transactions, customers, clients, or employees).

(iii)  Executive agrees, promptly upon the request of the Company or applicable member of the Sinda Group, and in any event promptly upon the termination of Executive’s employment with the Company or other member of the Sinda Group, at the Company’s or applicable member of the Sinda Group’s request, to return to the Company or applicable member of the Sinda Group or, at the direction of the Company or applicable member of the Sinda Group, destroy, and certify as to such destruction, all of the Company’s or applicable member of the Sinda Group’s material and Confidential Information and Inventions (as defined below in Section 6(e)(iv)) (including, but not limited to, writings, correspondence, e-mails, notes, drafts, records, invoices, technical and business policies and computer programs, files and disks) and reproductions thereof in Executive’s possession or control, including, without limitation, any copies of such material that may reside on any cloud account or offline storage device under Executive’s control, any computer Executive owns or otherwise controls or on any computer server used to provide an e-mail mail box to which Executive has access pursuant to any Internet or electronic mail service to which Executive subscribes.

(iv)  Executive shall promptly upon request of the Company or another member of the Sinda Group disclose to the Company in writing any and all work product, artistic works, formulas, designs, methods, processes, computer software programs (whether in source code, object code or other form, and including all related documentation), algorithms, models, patterns, techniques, databases and data collections (including data residing therein), Confidential Information, and any and all Intellectual Property relating to the business of the Sinda Group which are created, authored, composed, invented, discovered, performed, perfected, or first reduced to practice by Executive (either solely or jointly with others) during Executive’s employment with a member of the Sinda Group (“Inventions”). Executive’s obligation relative to the disclosure to the Company or applicable member of the Sinda Group of such Inventions anticipated in this Section 6(e) shall continue beyond Executive’s termination of employment and Executive shall, at the Company’s or applicable member of the Sinda Group’s expense, give the Company or applicable member of the Sinda Group all assistance it reasonably requires to perfect, protect and use its right to the Inventions. “Intellectual Property” means, in any jurisdiction throughout the world, any and all (A) copyrightable works of authorship, (B) trademarks, service marks, logos and domain names, and all goodwill associated therewith, (C) trade secrets, (D) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all provisionals, reissuances, continuations, continuations-in-part, divisions, revisions, extensions and reexaminations thereof, and (E) all rights in software, including all database rights.

(v)  Attached as Exhibit A is a list of any work product, artistic works, works of authorship, formulas, designs, methods, processes, computer software programs (whether in source code, object code or other form, and including all related documentation), algorithms, models, patterns, techniques, databases and data collections (including data residing therein), and any and all Intellectual Property that Executive has created, authored, composed, invented, discovered, performed, perfected, or first reduced to practice prior to the date of Executive’s employment with any member of the Sinda Group and which relate to the business of the Sinda Group (“Prior Inventions”) and which are not assigned to a member of the Sinda Group by this Agreement. If there is no such Exhibit A attached or if there is nothing listed on it, Executive represents that there are no such Prior Inventions. Executive agrees not to incorporate Prior Inventions into any product or system or other part of the Sinda Group’s operations, and to the extent any such Prior Invention becomes so incorporated, Executive hereby grants to the Company a non-exclusive, fully paid-up, irrevocable, transferable, worldwide license to use and have used (including in manufacture, development, research, sale, offer for sale, importation, export and distribution of) such Prior Invention in any product or system or other aspect of the Sinda Group’s operations into which such Prior Invention becomes incorporated during the time of Executive’s employment and for any and all improvements of such product, system or other operation.

(vi)  Permitted Disclosures.

A.  DTSA Notice: Pursuant to 18 U.S.C. § 1833(b), Executive shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret of the Sinda Group that (1) is made (A) in confidence to a Federal, State, or local government official, either directly or indirectly, or to Executive’s attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If Executive files a lawsuit for retaliation by a member of the Company or other member of the Sinda Group for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney and use the trade secret information in the court proceeding, provided Executive (y) files any document containing the trade secret under seal, and (z) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section.

B.  Protected Conduct: Nothing in this Agreement (including Sections 6(d) or 6(e)) or any other agreement Executive may have with any member of the Sinda Group shall prohibit or restrict Executive from (1) voluntarily communicating with an attorney retained by Executive; (2) voluntarily communicating with any law enforcement, government agency, including the Securities and Exchange Commission (“SEC”), the Equal Employment Opportunity Commission, or any other state or local commission on human rights, or any self-regulatory organization regarding possible violations of law, in each case without advance notice to the Company or applicable member of the Sinda Group, or otherwise initiating, testifying, assisting, complying with a subpoena from, or participating in any manner with an investigation conducted by such government agency; (3) recovering a SEC whistleblower award as provided under Section 21F of the Securities Exchange Act of 1934; (4) disclosing any information (including confidential information) to a court or other administrative or legislative body in response to a subpoena, court order or written request (with advance notice to the Company or applicable member of the Sinda Group prior to any such disclosure to the extent legally permitted); (5) filing or disclosing any facts necessary to receive unemployment insurance, Medicaid or other public benefits to which Executive is entitled; (6) disclosing the underlying facts or circumstances relating to claims of discrimination, in violation of laws prohibiting discrimination, against the Company or any member of the Sinda Group; or (7) disclosing information with respect to an act of sexual abuse or facts related to an act of sexual abuse to any other person (collectively referred to as “Protected Conduct”). Further, except as provided in prong (4) above, nothing requires notice to or approval from the Company or applicable member of the Sinda Group before engaging in such Protected Conduct.

(f)  Enforcement.

(i)  Executive acknowledges that compliance with all provisions, covenants and agreements set forth in this Agreement, and the duration, terms and geographical area thereof, are reasonable and necessary to protect the legitimate business interests of the Sinda Group.

(ii)  Executive acknowledges that a breach of Executive’s obligations under this Section 6 may result in irreparable and continuing damage to the Sinda Group for which there is no adequate remedy at law.

(iii)  Executive acknowledges that Executive’s education, experience and/or abilities are such that the enforcement of the restrictive covenants in this Agreement will not prevent Executive from earning a living and will not cause any undue hardship upon Executive. Further, Executive acknowledges that the compensation and benefits Executive receives under this Agreement is mutually agreed upon consideration that is adequate and sufficient to make the covenants in Section 6 immediately binding and enforceable against them.

(iv)  In the event of the violation by Executive of any of the covenants contained in this Section 6 the terms of each such covenant so violated shall be automatically extended from the date on which Executive permanently ceases such violation for a period equal to the period in which Executive was in breach of the covenant or for a period of twelve (12) months from the date of the entry by a court of competent jurisdiction of an order or judgment enforcing such covenant(s), whichever period is later; provided, however, this extension of time shall be capped, except as to violations of Section 6(d) hereof, so that the extension of time does not exceed two (2) years from the date Executive’s employment ended, and if this extension would make the restriction unenforceable under applicable law it will not be applied.

(v)  Each of the restrictive covenants contained in this Agreement is independent of any other contractual obligations of this Agreement or otherwise owed by Executive to the Company and/or any member of the Sinda Group. Further, should Executive be subject to an agreement with any member of the Sinda Group containing confidentiality, non-solicitation, and/or non-competition provisions, the restrictive covenants in this Agreement shall supplement (rather than supersede) the covenants in such other agreements (“Other Covenants”), and the Other Covenants shall remain in full force and effect. The existence of any claim or cause of action by Executive against the Company and/or any other member of the Sinda Group, whether based on this Agreement or otherwise, shall not create a defense to the enforcement by the Company and/or the applicable member of the Sinda Group of any restrictive covenant contained in this Agreement.

(g)  Executive Review. Executive understands that the Company has advised Executive to consult with an attorney regarding this Agreement and that Executive has a right to do so.

(h)  Remedies.

(i)  It is intended that, in view of the nature of the Sinda Group’s business, the restrictions contained in this Section 6 are considered reasonable and necessary to protect the Sinda Group’s legitimate business interests and that any violation of these restrictions would result in irreparable injury to the Sinda Group. In the event of a material breach (a “Covenant Breach”) or threatened Covenant Breach by Executive of any provision contained this Section 6, Executive agrees that the Company or other applicable member of the Sinda Group may (i) cease or withhold payment to Executive of any severance payments described in Section 5, for which Executive otherwise qualifies under such Section 5, and (ii) seek to obtain remedies in equity, including, without limitation, specific performance, injunctive relief, a temporary restraining order, and/or a permanent injunction in any court of competent jurisdiction in aid of arbitration, to prevent or otherwise restrain a breach of this Agreement, without the necessity of proving damages, posting a bond or other security. The existence of any claim or cause of action of Executive against the Company or any other member of the Sinda Group, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company or other applicable member of the Sinda Group of said covenants. Nothing contained herein shall be construed as prohibiting the Company or other applicable member of the Sinda Group from pursuing any other legal or equitable remedies available to it or them for any breach or threatened breach of these provisions, including, without limitation, recoupment and other remedies specified in the Agreement.

(ii)  In the event of a dispute regarding, arising out of, or in connection with the breach, enforcement or interpretation of this Agreement, including, without limitation, any action seeking injunctive relief, the prevailing party shall recover from the other party all reasonable attorneys’ fees and costs incurred by such prevailing party in connection therewith.

(i)  Company Inventions. Executive acknowledges and agrees that, as between Executive and the Sinda Group, all Works (as defined below) conceived, created, or reduced to practice by Executive, alone or jointly with others, during Executive’s employment shall to the fullest extent permissible by law be solely and exclusively owned by the Company or other applicable member of the Sinda Group. For clarity, all Works that are protectable by copyright shall be deemed a “work made for hire” under the U.S. Copyright Act, as amended, and the law of any other country adhering to the “works made for hire” or similar notion or doctrine, and all right, title and interest there in will vest in the Company or other applicable member of the Sinda Group from the moment of creation or conception forward for all purposes without the need for any further action or agreement by Executive or the Company or other applicable member of the Sinda Group. If any such Works or portions thereof shall not be legally qualified as a work made for hire in the United States, or shall subsequently be held to not be a work made for hire by operation of law or do not already vest in the Company or other applicable member of the Sinda Group by virtue of its status as Executive’s employer, Executive hereby, as of the date such Work was created, irrevocably assigns, transfers and conveys to the Company all of Executive’s right, title and interest throughout the world, in and to such Works. In addition to the foregoing assignment of Works to Company, Executive hereby, as of the date such Work was created, irrevocably assigns, transfers and conveys to the Company any and all moral rights and rights of attribution that Executive may have in or with respect to such Works and forever waives and agrees never to assert any and all moral rights and rights of attributions Executive may have with respect to any Works, even after termination of Executive’s employment. If Executive has any rights to any Works that cannot be assigned or waived, Executive hereby, as of the date such Work was created, grants to Company an irrevocable, perpetual, fully paid-up, royalty-free, exclusive, transferable, sublicensable, worldwide and unlimited license with respect to any such rights. Executive will not engage in any unauthorized publication or use of such Works, nor will Executive use same to compete with or otherwise cause damage to the business interests of the Sinda Group. “Works” means all Inventions and all Intellectual Property associated therewith that (A) are developed by Executive using equipment, supplies, facilities or trade secrets of a member of the Sinda Group, (B) result from work performed by Executive for a member of the Sinda Group, or (C) relate to the business of the Sinda Group or actual or demonstrably anticipated research and development of a member of the Sinda Group. Executive acknowledges and agrees that there may be future rights that the Company or a member of the Sinda Group may otherwise become entitled to with respect to the Works that do not yet exist, as well as new uses, media, means and forms of exploitation throughout the world exploiting current or future technology yet to be developed, and Executive specifically intends the assignment of rights to the Company set forth herein to include all such now known or unknown uses, media and forms of exploitation throughout the world.

7.  COMPLIANCE WITH APPLICABLE LAW AND POLICIES. Executive will comply with all Applicable Laws (as defined below) generally applicable to the Company or any applicable member of the Sinda Group and their respective employees, directors and officers. In addition, Executive shall perform all duties in accordance with Applicable Laws and the policies, procedures and rules of the Company and/or other applicable member of the Sinda Group, as such policies, procedures and rules are amended from time to time. “Applicable Laws” means collectively all federal, state and local laws, statutes, ordinances, codes, regulations, rules, requirements, guidelines, court rulings, orders or determinations of all governmental authorities applicable to the performance of Executive’s duties.

8.  ASSIGNMENT. This Agreement, and all of the terms and conditions hereof, shall bind the Company and its successors and assigns and shall bind Executive and Executive’s heirs, executors, administrators and successors; provided that the services provided by Executive under this Agreement are of a personal nature, and rights and obligations of Executive under this Agreement shall not be assignable or delegable, except for any death payments otherwise due Executive, which shall be payable to the estate of Executive. The Company may assign the rights and obligations of the Company hereunder, in whole or in part, to any of the Company’s Subsidiaries, affiliates or parent corporations; provided that such Subsidiary, affiliate or parent corporation directly or indirectly owns all or substantially all of the Company’s consolidated assets, or to any other successor or assign in connection with the sale of all or substantially all of the Company’s assets or stock or in connection with any merger, acquisition and/or reorganization, provided the assignee assumes the obligations of the Company hereunder.

9.  SECTION 280G.

(a)  Notwithstanding anything in this Agreement to the contrary, in the event it shall be determined that any payment or distribution by the Company or any other member of the Sinda Group to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (such benefits, payments or distributions are hereinafter referred to as “Payments”) would, if paid, be subject to the excise tax imposed by Section 4999 of the Code, (the “Excise Tax”), then, prior to the making of any Payments to Executive, a calculation shall be made comparing (i) the net after-tax benefit to Executive of the Payments after payment by Executive of the Excise Tax, to (ii) the net after-tax benefit to Executive if the Payments had been limited to the extent necessary to avoid being subject to the Excise Tax. If the amount calculated under (i) above is less than the amount calculated under (ii) above, then the Payments shall be limited to the extent necessary to avoid being subject to the Excise Tax (the “Reduced Amount”). The reduction of the Payments due hereunder, if applicable, shall be made by first reducing cash Payments against the latest amounts to be paid and then, to the extent necessary, reducing those Payments having the next highest ratio of Parachute Value to actual present value of such Payments as of the date of the Change of Control, reducing the latest amounts to be paid first, as determined by a nationally recognized accounting firm or an accounting firm specializing in Section 280G chosen by the Company (the “Determination Firm”). For purposes of this Section 9, present value shall be determined in good faith in accordance with Section 280G(d)(4) of the Code. For purposes of this Section 9, the “Parachute Value” of a Payment means the present value as of the date of the Change of Control of the portion of such Payment that constitutes a “parachute payment” under Section 280G(b)(2) of the Code, as determined by the Determination Firm for purposes of determining whether and to what extent the Excise Tax will apply to such Payment.

(b)  All determinations required to be made under this Section 9, including whether an Excise Tax would otherwise be imposed, whether the Payments shall be reduced, the amount of the Reduced Amount, and the assumptions to be utilized in arriving at such determinations, shall be made in writing in good faith by the Determination Firm which shall provide detailed supporting calculations to the Company and Executive within fifteen (15) business days after the receipt of notice from Executive that a Payment is due to be made, or such earlier time as is requested by the Company. All fees and expenses of the Determination Firm shall be borne solely by the Company.

10.  GENERAL.

(a)  Notices. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of one (1) business day following personal delivery, or the third (3rd) business day after mailing by first class mail to the recipient at the address indicated below:

To the Company:

Sinda Ltd.

Antiguo Camino a Don Diego S/N

Fraccionamiento Mi Bendición, Interior 6

San Miguel de Allende, Guanajuato, Mexico 37898

Attention:	Jaime Cortes Alvarez, General Counsel

Email:	[***]

To Executive:

At the address shown in the Company’s personnel records or to such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party.

(b)  Severability. Any provision of this Agreement which is deemed by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this paragraph be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable by a court of competent jurisdiction because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

(c)  Entire Agreement. This Agreement (including any Exhibits) constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and, effective as of the Effective Date, supersedes all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter (including, without limitation, the Consulting Agreement).

(d)  Counterparts. This Agreement may be executed in counterparts, and each counterpart, when so executed and delivered, shall be deemed to be an original and both counterparts, taken together, shall constitute one and the same Agreement. A faxed or .pdf-ed signature shall operate the same as an original signature.

(e)  Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by all of the parties hereto. The waiver by either party of the other party’s prompt and complete performance, or breach or violation, of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the delay in exercising or failure by any party hereto to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation. No waiver shall be deemed to have occurred unless set forth in a writing executed by or on behalf of the waiving party. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

(f)  Choice of Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas without giving effect to principles of conflicts of law of such state.

(g)  Survivorship. The provisions of this Agreement necessary to carry out the intention of the parties as expressed herein shall survive the termination or expiration of this Agreement, including, without limitation, the provisions of Sections 5 and 6 hereof.

(h)  Captions. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision hereof.

(i)  Construction. The parties acknowledge that this Agreement is the result of arm’s-length negotiations between sophisticated parties, each afforded representation by legal counsel. Each and every provision of this Agreement shall be construed as though both parties participated equally in the drafting of the same, and any rule of construction that a document shall be construed against the drafting party shall not be applicable to this Agreement.

(j)  Arbitration. Except as otherwise set forth in Section 6 of this Agreement, the Company and Executive mutually consent to the resolution by final and binding arbitration of any and all disputes, controversies or claims between them including, without limitation, (i) any dispute, controversy or claim related in any way to Executive’s employment with the Company or any other member of the Sinda Group or any termination thereof, (ii) any dispute, controversy or claim of alleged discrimination, harassment or retaliation (including, but not limited to, claims based on race, sex, sexual preference, religion, national origin, age, marital or family status, medical condition, handicap or disability) and (iii) any claim arising out of or relating to this Agreement or the breach thereof (collectively, “Disputes”); provided, however, that nothing herein shall require arbitration of any claim or charge which, by law, cannot be the subject of a compulsory arbitration agreement; provided, further, that notwithstanding anything to the contrary herein, Executive may, but is not required to, arbitrate claims for sexual harassment or assault to the extent applicable law renders a pre-dispute arbitration agreement covering such claims invalid or unenforceable. All Disputes shall be resolved exclusively by arbitration administered by the American Arbitration Association (“AAA”) under the AAA Employment Arbitration Rules and Mediation Procedures then in effect (the “AAA Rules”).

(i)  Any arbitration proceeding brought under this Agreement shall be conducted in Houston, Texas before one arbitrator selected in accordance with the AAA Rules. The Company will pay for any administrative, hearing fees and/or filing fees charged by the arbitrator or AAA. Each party to any Dispute shall pay its own expenses, including attorneys’ fees; provided that, the arbitrator shall award the prevailing party reasonable costs and attorneys’ fees incurred but shall not be able to award any special or punitive damages. The arbitrator shall issue a decision or award in writing, stating the essential findings of fact and conclusions of law.

(ii)  Any judgment on or enforcement of any award, including an award providing for interim or permanent injunctive relief, rendered by the arbitrator may be entered, enforced or appealed from in any court of competent jurisdiction. Any arbitration proceedings, decision or award rendered hereunder, and the validity, effect and interpretation of this arbitration provision, shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.

(iii)  It is part of the essence of this Agreement that any Disputes hereunder shall be resolved expeditiously and as confidentially as possible. Accordingly, the Company and Executive agree that all proceedings in any arbitration shall be conducted under seal and kept strictly confidential. In that regard, no party shall use, disclose or permit the disclosure of any information, evidence or documents produced by any other party in the arbitration proceedings or about the existence, contents or results of the proceedings except as may be required by any legal process, as required in an action in aid of arbitration or for enforcement of or appeal from an arbitral award or as may be permitted by the arbitrator for the preparation and conduct of the arbitration proceedings. Before making any disclosure permitted by the preceding sentence, the party intending to make such disclosure shall give the other party reasonable written notice of the intended disclosure and afford such other party a reasonable opportunity to protect its interests.

(k)  Clawback. Notwithstanding anything herein to the contrary, any performance-based incentive compensation amounts paid or payable to Executive shall be subject to forfeiture, reduction, and/or recoupment (i) to the extent provided in the Company’s Clawback and Forfeiture Policy, as it may be amended from time to time; (ii) to the extent that Executive becomes subject to any other recoupment or clawback policy hereafter adopted by the Company, including any such policy adopted by the Company to comply with the requirements of any applicable laws, rules, regulations, or stock exchange listing requirements, including pursuant to final SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act; or (iii) to the extent provided under applicable legal requirements which impose recoupment, under circumstances set forth in such applicable legal requirements, including the Sarbanes-Oxley Act of 2002.

11.  EXECUTIVE REPRESENTATION AND ACCEPTANCE. By signing this Agreement, Executive hereby represents that Executive is not currently under any contractual obligation to work for another employer and that Executive is not restricted by any agreement or arrangement from entering into this Agreement and performing Executive’s duties hereunder.

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IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND THEREBY, the parties hereto have executed and delivered this Agreement effective as of the year and date first above written.

SINDA LTD.

By:

Name: Daniel Muñiz Quintanilla
Title: Executive Chairman

EXECUTIVE

Luis Barreto

EXHIBIT A

PRIOR INVENTIONS

Please INITIAL ONE of the following:

___ I represent and agree that I have no Prior Inventions.

___ I have Prior Inventions (as defined in Section 6(e)(v) of the Agreement) to report, described in full below under “List of Prior Inventions”. If my list and description of Prior Inventions requires additional space than provided below, I agree to send any such additional information via email to the Company as set forth in Section 10(a) of the Agreement within five (5) business days of executing this Agreement.

If you do not initial one of the blanks above, you represent and the Company will assume you do not have any Prior Inventions that may relate to the Company’s business or actual or demonstrably anticipated research or development.

LIST OF PRIOR INVENTIONS

Title	Date	Identifying Number or Brief Description

Signature of Executive:

Print Name of Executive:

Date:

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